Exhibit 10.1
Third Amendment to Employee Benefits Separation Agreement

            This Third Amendment to Employee Benefits Separation Agreement (this “Amendment”), dated June 24, 2005 but effective as of December 30, 2004, is by and among Continental Airlines, Inc., a Delaware corporation (“Continental”), ExpressJet Holdings, Inc., a Delaware corporation (“ExpressJet Holdings”), XJT Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of ExpressJet Holdings (“XJT Holdings”), and ExpressJet Airlines, Inc., a Delaware corporation and a wholly owned subsidiary of XJT  Holdings (“ExpressJet Airlines”).

            WHEREAS, Continental, ExpressJet Holdings, XJT Holdings and ExpressJet Airlines, are parties to that certain Employee Benefits Separation Agreement dated as of April 17, 2002 (as amended to date, the “Separation Agreement”) and desire to amend the Separation Agreement as more fully set forth herein;

NOW, THEREFORE, the parties hereby agree as follows:

1.         Subsection 3.1 (c) shall be deleted from the Separation Agreement in its entirety and replaced by the following:

“Release for CARP related Obligations.  Continental agrees to release ExpressJet Holdings, XJT Holdings and ExpressJet Airlines from any obligations associated with the continued accrual of benefits under CARP.”

2.         A new section, 4.4 Release for Continental 401(k) Savings Plan Related Obligations, shall be added to the Separation Agreement and shall read:

“Continental agrees to release ExpressJet Holdings, XJT Holdings and ExpressJet Airlines from any financial obligations associated with the Continental 401(k) Savings Plan.”

            As consideration for such changes, Continental acknowledges the payment of $586,000 by ExpressJet Holdings to Continental in full and final satisfaction of the above releases.

            Capitalized terms used herein and not defined shall have the meanings given to such terms in the Separation Agreement.  Except as specifically amended hereby, the Separation Agreement shall remain in full force and effect and is ratified in all respects by the parties hereto.

            IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL AIRLINES, INC.	EXPRESSJET AIRLINES, INC.
By: /s/Mark Erwin Name: Mark Erwin Title: Senior Vice President Corporate Development	By: /s/Frederick S. Cromer Title: Vice President and Chief Financial Officer

XJT HOLDINGS, INC.	EXPRESSJET AIRLINES, INC.
By: /s/Frederick S. Cromer Title: Vice President and Chief Financial Officer	By: /s/Frederick S. Cromer Title: Vice President and Chief Financial Officer